Exhibit 4.F

                        REGISTRATION RIGHTS AGREEMENT

      This REGISTRATION RIGHTS AGREEMENT, dated as of July 28, 2003 (this "Agreement"), is made by and among Parlex Corporation, a Massachusetts corporation, with headquarters located at One Parlex Place, Methuen, Massachusetts 01844 (the "Company"), and the investors named on the signature pages hereto (the "Investors").

      RECITALS:

      A. In connection with the Securities Purchase Agreement dated as of July 28, 2003 by and among the Investors and the Company (the "Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to issue and sell to the Investors $6,000,000 in aggregate principal of its 7% Convertible Subordinated Notes (the "Convertible Notes"), which is convertible into shares of the Company's common stock, par value $.10 per share (the "Common Stock"), and to issue to the Investors stock purchase warrants (the "Warrants") to purchase additional shares of Common Stock (the shares of Common Stock issued or issuable with respect to the Convertible Notes (including the PIK Interest Shares, as defined in the Purchase Agreement) or the Warrants are hereinafter collectively referred to as the "Common Shares").

      B. In order to induce the Investors to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act and applicable state securities laws with respect to the Common Shares.

      In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

                                  ARTICLE I
                                 DEFINITIONS

      Capitalized terms used and not otherwise defined herein have the respective meanings given them set forth in the Purchase Agreement. In addition, as used in this Agreement, the following terms have the following meanings:

      1.1 "Common Shares" means the shares of Common Stock issued or issuable with respect to the Convertible Notes (including the PIK Interest Shares, as defined in the Purchase Agreement) or the Warrants.

      1.2 "Investors" means the investors named on the signature pages hereto and any of their transferees or assignees who agree to become bound by the provisions of this Agreement in accordance with Article IX hereof.

      1.3 "Registrable Securities" means the Common Shares (without regard to any limitations on conversion or exercise) and any shares of capital stock issued or issuable from time to time (with any adjustments) in exchange for or otherwise with respect to the Convertible Notes, Warrants or Common Shares.

      1.4 "Registration Period" means the period between the date of this Agreement and the earlier of (i) the date on which all of the Registrable Securities have been sold and no further Registrable Securities may be issued in the future, or (ii) the date on which all the Registrable Securities (in the reasonable opinion of the Investors' counsel) may be immediately sold without registration and without restriction (including without limitation as to volume by each holder thereof) as to the number of Registrable Securities to be sold, pursuant to Rule 144 or otherwise.

      1.5 "Registration Statement" means a Registration Statement of the Company filed under the Securities Act.

      1.6 The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or statements in compliance with the Securities Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

      1.7 "Rule 415" means Rule 415 under the Securities Act, or any successor Rule providing for offering securities on a continuous basis, and applicable rules and regulations thereunder.

                                 ARTICLE II
                                REGISTRATION

      2.1 Mandatory Registration. The Company will file with the SEC a Registration Statement on Form S-3 registering the Registrable Securities and no other securities for resale within 75 days after the Closing Date of the purchase of the Convertible Notes under the Purchase Agreement. If Form S-3 is not available at that time, then the Company will file a Registration Statement on such form as is then available to effect a registration of the Registrable Securities within such 75-day period. To the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), the Registration Statement will include the Common Shares and such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Convertible Notes and exercise of the Warrants (a) to prevent dilution resulting from stock splits, stock dividends or similar transactions, or (b) by reason of changes in the Conversion Price of the Convertible Notes or the Exercise Price of the Warrants in accordance with the terms thereof. The number of shares of Registrable Securities initially included in the Registration Statement will be no less than 133 1/3% of the aggregate number of Common Shares that are issuable upon conversion of the Convertible Notes at the Conversion Price and exercise of the Warrants at the Exercise Price.

      2.2 Effectiveness of the Registration Statement. The Company will use its best efforts to cause the Registration Statement contemplated by
Section 2.1 to be declared effective by the SEC as soon as practicable after filing, and in any event no later than the 165th day after the Closing Date (the "Required Effective Date"). If the SEC takes the position that registration of the resale of the Registrable Securities by the Investors is not available under applicable laws, rules and regulation and that the Company must register the offering of the Registrable Securities as a primary offering by the Company, the Company will file a Registration Statement as a primary offering and will use its best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable after filing, and in any event no later than the Required Effective Date. The Company's best efforts will include, but not be limited to, promptly responding to all comments received from the staff of the SEC. If the Company receives notification from the SEC that the Registration Statement will receive no action or review from the SEC, then the Company will cause the Registration Statement to become effective within five business days after such SEC notification. Once the Registration Statement is declared effective by the SEC, the Company will cause the Registration Statement to remain effective throughout the Registration Period, except as permitted under Section 3.1.

      2.3 Payments by the Company. If (i) at any time after effectiveness of the Registration Statement, sales cannot be made thereunder during the Registration Period for any reason (including any suspension of the use of the Registration Statement under Section 3.6 hereof) for a period of more than 10 consecutive business days, or 30 days in the aggregate, during any 12-month period or (ii) the Common Stock is not listed or included for quotation on Nasdaq, Nasdaq SmallCap, the NYSE or AMEX for more than an aggregate of 10 business days in any 12-month period, then the Company will thereafter make a payment (by wire transfer or check) to each Investor as compensation for such delay. The amount of the payment made to each Investor will be equal to 1% of the Outstanding Principal Amount (as hereinafter defined) for the first month that sales cannot be made under the effective Registration Statement or the Common Stock is not listed or included for quotation on Nasdaq, Nasdaq SmallCap, the NYSE or AMEX, and 2% of the Outstanding Principal Amount for each month thereafter, continuing through the date that sales can be made under the effective Registration Statement or the Common Stock is listed or included for quotation on Nasdaq, Nasdaq SmallCap, the NYSE or AMEX. The term "Outstanding Principal Amount" for purposes of computing the amount of payment to be made to an Investor under Section 2.3 and Section 2.4 shall mean the sum of (x) the principal amount of the then-outstanding Convertible Notes held by such Investor and (y) in the case of Registrable Securities issued upon conversion of the Convertible Notes purchased by such Investor and not previously sold by such Investor, the principal amount of the Convertible Notes from which such Registrable Securities were converted. These payments will be prorated on a daily basis for partial months and will be paid to each Investor by wire transfer or check within five business days following the end of each month. Each Investor agrees and acknowledges that the sums payable by the Company hereunder represent a reasonable estimate of the Investor's damages hereunder and that Investor shall be entitled to such sum as liquidated damages, which except for specific performance shall be Investor's sole and exclusive remedy for monetary damages.

      2.4 Effect of Late Registration. If the Registration Statement required pursuant to Section 2.1 above has not been declared effective by the Required Effective Date, then the Company will make a payment (by wire transfer or check) to each Investor as compensation for such delay (the "Late Registration Payments"). The Late Registration Payments will be equal to 1% of the Outstanding Principal Amount for the first month after the Required Effective Date, and 2% of the Outstanding Principal Amount for each month thereafter, continuing through the date on which the Registration Statement is declared effective by the SEC. The Late Registration Payments will be prorated on a daily basis for partial months and will be paid to the Investors by wire transfer or check within five business days after the earlier of (i) the end of each month following the Required Effective Date or (ii) the effective date of the Registration Statement. Each Investor agrees and acknowledges that the sums payable by the Company hereunder represent a reasonable estimate of the Investor's damages hereunder and that Investor shall be entitled to such sum as liquidated damages, which shall be Investor's sole and exclusive remedy for monetary damages. Nothing herein limits any Investor's right to exercise such Investor's equitable remedies to cause the Company to file a Registration Statement or to have it declared effective by the SEC on or prior to the Required Effective Date in accordance with the terms of this Agreement.

      2.5  Piggyback Registrations.

            (a) If, at any time prior to the expiration of the Registration Period, a Registration Statement is not effective with respect to all of the Registrable Securities and the Company decides to register any of its securities for its own account or for the account of others, then the Company will promptly give the Investors written notice thereof and will use its best efforts to include in such registration all or any part of the Registrable Securities requested by such Investors to be included therein (excluding any Registrable Securities previously included in a Registration Statement). This requirement does not apply to Company registrations on Form S-4 or S-8 or their equivalents relating to equity securities to be issued solely in connection with an acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, or a registration on any other form that does not permit secondary sales. Each Investor must give its request for registration under this paragraph to the Company in writing within 15 days after receipt from the Company of notice of such pending registration. If the registration for which the Company gives notice is a public offering involving an underwriting, the Company will so advise the Investors as part of the above-described written notice. In that event the right of any Investor to registration shall be conditioned upon such Investor's participation in such underwriting and the inclusion of such Investor's Registrable Securities in the underwriting to the extent provided herein. All Investors proposing to distribute their securities through such underwriting shall (together with the Company and the other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting by the Company. In that event, if the managing underwriter(s) of the public offering impose a limitation on the number of shares of Common Stock (or other securities convertible into or exercisable or exchangeable for Common Stock) that may be included in the Registration Statement due to marketing factors, then the Company will be obligated to include only such limited portion, if any, of the Registrable Securities with respect to which such Investors have requested inclusion hereunder. Any exclusion of Registrable Securities will be made pro rata among all holders of the Company's securities seeking to include shares of Common Stock in proportion to the number of shares of Common Stock sought to be included by those holders. However, the Company will not exclude any Registrable Securities unless the Company has first excluded all outstanding securities the holders of which are not entitled by right to inclusion of securities in such Registration Statement or are not entitled pro rata inclusion with the Registrable Securities. If any Investor or other person does not agree to the terms of such underwriting or otherwise fails to comply with the terms of this Agreement, he shall be excluded therefrom upon written notice from the Company or underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

            (b) No right to registration of Registrable Securities under this Section 2.5 limits in any way the registration required under
      Section 2.1 above.  The obligations of the Company under this Section
      2.5 expire upon the earliest of (i) the effectiveness of the Registration Statement filed pursuant to Section 2.1 above with respect to the Registrable Securities or the respective portion thereof, (ii) after the Company has afforded the opportunity for the Investors to exercise registration rights under this Section 2.5 for two registrations (provided, however, that any Investor that has had any Registrable Securities excluded from any Registration Statement in accordance with this Section 2.5 may include in any additional Registration Statement filed by the Company the Registrable Securities so excluded), or (iii) expiration of the Registration Period.

            (c) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.5 prior to the effectiveness of such registration whether or not any Investor has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company.

      2.6 Eligibility to use Form S-3. The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the resale by the Investors of the Registrable Securities. The Company will file all reports required to be filed by the Company with the SEC in a timely manner so as to preserve its eligibility for the use of Form S-3.

                                 ARTICLE III
                    ADDITIONAL OBLIGATIONS OF THE COMPANY

      3.1 Continued Effectiveness of Registration Statement. The Company will keep the Registration Statement covering the Registrable Securities effective under Rule 415 at all times during the Registration Period. In the event that the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities issued or issuable upon conversion of (or otherwise pursuant to) the Convertible Notes and upon exercise of (or otherwise pursuant to) the Warrants, the Company will (if permitted) amend the Registration Statement or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of the Registrable Securities. The Company will file such amendment or new Registration Statement as soon as practicable, but in no event later than 20 business days after the necessity therefor arises (based upon the market price of the Common Stock and other relevant factors on which the Company reasonably elects to rely). The Company will use its best efforts to cause such amendment or new Registration Statement to become effective as soon as is practicable after the filing thereof, but in no event later than 90 days after the date on which the Company reasonably first determines (or reasonably should have determined) the need therefor.

      3.2 Accuracy of Registration Statement. Any Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) filed by the Company covering Registrable Securities will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company will promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the

Registration Statement as may be necessary to permit sales pursuant to the Registration Statement at all times during the Registration Period, and, during such period, will comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until the termination of the Registration Period, or if earlier, until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement.

      3.3 Furnishing Documentation. The Company will furnish to each Investor whose Registrable Securities are included in a Registration Statement, and to its legal counsel, (a) promptly after each document is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of any Registration Statement filed pursuant to this Agreement and any amendments thereto, each preliminary prospectus and final prospectus and each amendment or supplement thereto; and, in the case of a Registration Statement filed under Section 2.1 above, each letter written by or on behalf of the Company to the SEC and each item of correspondence from, or order issued by, the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any item thereof which contains information for which the Company has sought confidential treatment); and (b) a number of copies of a prospectus, including a preliminary prospectus (if any), and all amendments and supplements thereto, and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor. The Company will promptly notify by facsimile each Investor whose Registrable Securities are included in any Registration Statement of the effectiveness of the Registration Statement and any post-effective amendment.

      3.4 Additional Obligations. The Company will use its best efforts to (a) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or blue sky laws of such jurisdictions as each Investor who holds (or has the right to hold) Registrable Securities being offered reasonably requests, (b) prepare and file in those jurisdictions any amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain their effectiveness during the Registration Period, (c) take any other actions necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (d) take any other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions. Notwithstanding the foregoing, the Company is not required, in connection such obligations, to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.4, (ii) subject itself to general taxation in any such jurisdiction, (iii) file a general consent to service of process in any such jurisdiction, (iv) provide any undertakings that cause material expense or burden to the Company, or (v) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

      3.5 Underwritten Offerings. If the Investors who hold a majority in interest of the Registrable Securities being offered in an offering pursuant to a Registration Statement or any amendment or supplement thereto under this Agreement select underwriters reasonably acceptable to the Company for such offering, the Company will enter into and perform its obligations under an underwriting agreement in usual and customary form including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering.

      3.6  Suspension of Registration.

            (a) The Company will notify (by telephone and also by facsimile and reputable overnight courier) each Investor who holds Registrable Securities being sold pursuant to a Registration Statement of the happening of any event of which the Company has knowledge as a result of which the prospectus included in the Registration Statement as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will make such notification as promptly as practicable after the Company becomes aware of the event (but in no event will the Company disclose to any Investor any of the facts or circumstances regarding the event), will promptly (but in no event more than five business days) prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and will deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request. The Company will use its best efforts to keep the length of any such suspension to as short a period as is practicable given the then existing circumstances and may so defer or suspend the use of the Registration Statement no more than two times in any 18-month period, and provided, further, that, after deferring or suspending the use of the Registration Statement, the Company may not again defer or suspend the use of the Registration Statement until a period of thirty days has elapsed after resumption of the use of the Registration Statement. Notwithstanding anything to the contrary contained herein or in the Purchase Agreement, if the use of the Registration Statement is suspended by the Company, the Company will promptly give notice of the suspension to all Investors whose securities are covered by the Registration Statement, and will promptly notify each such Investor as soon as the use of the Registration Statement may be resumed. Notwithstanding anything to the contrary contained herein or in the Purchase Agreement, the Company will cause the Transfer Agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which such Investor has entered into a contract for sale prior to receipt of notice of such suspension and for which such Investor has not yet settled unless, in the reasonable opinion of Company counsel, such delivery would be in violation of applicable securities laws and/or otherwise subject the Company to liability.

            (b) Subject to the Company's rights under Section 3.1, the Company will use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement and, if such an order is issued, will use its best efforts to obtain the withdrawal of such order at the earliest possible time and will promptly notify each Investor that holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

      3.8 Review by the Investors. The Company will permit each Investor's legal counsel to review the Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable period of time prior to their filing with the SEC, and will not file any document in a form to which such counsel reasonably objects unless such counsel fails to notify the Company of his objection within 5 business days after receipt of the proposed Registration Statement and, unless otherwise required by law in the opinion of the Company's counsel. The sections of any such Registration Statement including information with respect to the Investors, the Investors' beneficial ownership of securities of the Company or the Investors' intended method of disposition of Registrable Securities must conform to the information provided to the Company by each of the Investors.

      3.9 Information. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in a form complying with the provisions of Rule 158 under the Securities Act) covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

      3.10 Comfort Letter; Legal Opinion. At the request of the Investors who hold a majority in interest of the Registrable Securities being sold pursuant to a Registration Statement, and on the date that Registrable Securities are delivered to an underwriter for sale in connection with the Registration Statement, the Company will furnish to the Investors and the underwriters (i) a letter, dated such date, from the Company's independent certified public accountants, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and (ii) an opinion, dated such date, from counsel representing the Company for purposes of the Registration Statement, in form and substance as is customarily given in an underwritten public offering, addressed to the underwriters and Investors.

      3.11  Due Diligence; Confidentiality.

            (a) Upon reasonable request and the execution by the Investor of a written confidentiality agreement, then and in that event only, the Company will make available for inspection by any Investor whose Registrable Securities are being sold pursuant to a Registration Statement, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by any such Investor or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as each Inspector reasonably deems necessary to enable the Inspector to exercise its due diligence responsibility in connection with or related to the contemplated offering. The Company will cause its officers, directors and employees to supply all information that any Inspector may reasonably request for purposes of performing such due diligence.

            (b) The Company will hold in confidence, and will not make any disclosure of, information concerning an Investor provided to the Company under this Agreement unless (i) disclosure of such information is necessary to comply with federal or state securities laws, or any exchange listing or similar rules and regulations, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement or (v) such Investor consents to the form and content of any such disclosure. If the

      Company learns that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, the Company will give prompt notice to such Investor prior to making such disclosure and allow such Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

      3.12 Listing. The Company will (i) cause all of the Registrable Securities covered by each Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) to the extent the securities of the same class or series are not then listed on a national securities exchange, secure the designation and quotation of all of the Registrable Securities covered by each Registration Statement on Nasdaq and, without limiting the generality of the foregoing, arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. as such with respect to such Registrable Securities.

      3.13 Transfer Agent; Registrar. The Company will provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

      3.14 Share Certificates. The Company will cooperate with the Investors who hold Registrable Securities being sold and with the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to a Registration Statement and will enable such certificates to be in such denominations or amounts as the case may be, and registered in such names as the Investors or the managing underwriter(s), if any, may reasonably request, all in accordance with Article V of the Purchase Agreement.

      3.15 Plan of Distribution. At the request of the Investors holding a majority in interest of the Registrable Securities registered pursuant to a Registration Statement, the Company will promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement, and the prospectus used in connection with the Registration Statement, as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

      3.16 Securities Laws Compliance. The Company will comply with all applicable laws related to any Registration Statement relating to the sale of Registrable Securities and to offering and sale of securities and with all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act, the Exchange Act and the rules and regulations promulgated by the SEC).

      3.17 Further Assurances. The Company will take all other reasonable actions as any Investor or the underwriters, if any, may reasonably request to expedite and facilitate disposition by such Investor of the Registrable Securities pursuant to the Registration Statement.

      3.18 No Additional Selling Stockholders. The Company will not, and will not agree to, allow the holders of any securities of the Company to include any of their securities in any

Registration Statement under Section 2.1 hereof, or any amendment or supplement thereto under Section 3.2 hereof, without the consent of the holders of a majority in interest of the Registrable Securities.

                                 ARTICLE IV
                        OBLIGATIONS OF THE INVESTORS

      4.1 Investor Information. As a condition to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of each Investor, such Investor will furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as is reasonably required by the Company to effect the registration of the Registrable Securities. At least 10 business days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify each Investor of the information the Company requires from that Investor if the Investor elects to have any of its Registrable Securities included in the Registration Statement. If, within three business days prior to the filing date, the Company has not received the requested information from an Investor, then the Company may file the Registration Statement without including Registrable Securities of that Investor. Any and all information provided by the Investor pursuant hereto shall be true, accurate and complete in all material respects.

      4.2 Further Assurances. Each Investor will cooperate with the Company, including the execution and delivery such further documents and taking of such further actions as may be reasonably required to implement and effectuate the transactions contemplated in this Agreement as reasonably requested by the Company, in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

      4.3 Suspension of Sales. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.6, each Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until (i) it receives copies of a supplemented or amended prospectus contemplated by Section 3.6 or (ii) the Company advises the Investor that a suspension of sales under Section 3.6 has terminated. If so directed by the Company, each Investor will deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor's possession (other than a limited number of file copies) of the prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

      4.4  Underwritten Offerings.

            (a) If Investors holding a majority in interest of the Registrable Securities being registered (with the approval of a majority in interest of the Investors) determine to engage the services of an underwriter, each Investor will enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering, and will take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor has notified the Company in writing of such Investor's election to exclude all of its Registrable Securities from such Registration Statement.

            (b) Without limiting any Investor's rights under Section 2.1 hereof, no Investor may participate in any underwritten distribution hereunder unless such Investor (a) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements approved by the Investors entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (c) agrees to pay its pro rata share of all underwriting discounts and commissions and other fees and expenses of investment bankers and any manager or managers of such underwriting, and legal expenses of the underwriter, applicable with respect to its Registrable Securities, in each case to the extent not payable by the Company under the terms of this Agreement.

                                  ARTICLE V
                          EXPENSES OF REGISTRATION

      The Company will bear all reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Articles II and III of this Agreement, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one firm of legal counsel selected by the Investors pursuant to Section 3.8 hereof. The fees and expenses incurred by Investor's counsel and payable by the Company hereunder shall be subject to, and aggregated with, the fees and expenses that shall be borne by the Company as provided in Section 4.5 of the Purchase Agreement. In no event shall the Company's liability therefor be deemed to exceed an aggregate maximum amount of $50,000.

                                 ARTICLE VI
                               INDEMNIFICATION

      In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

      6.1 To the extent permitted by law, the Company will indemnify and hold harmless each Investor that holds such Registrable Securities, any underwriter (as defined in the Securities Act) for the Investors, any directors, officers or advisors of such Investor or such underwriter and any person who controls such Investor or such underwriter within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person") against any losses, claims, damages, expenses or liabilities (joint or several) (collectively, and together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened in respect thereof, "Claims") to which any of them become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims arise out of or are based upon any of the following statements, omissions or violations in a Registration Statement filed pursuant to this

Agreement, any post-effective amendment thereof or any prospectus included therein: (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) any untrue statement or alleged untrue statement of a material fact contained in the prospectus (as it may be amended or supplemented) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (c) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other law, including without limitation any state securities law or any rule or regulation thereunder (the matters in the foregoing clauses (a) through (c) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6.3 with respect to the number of legal counsel, the Company will reimburse the Investors and each such underwriter or controlling person and each such other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.1 (i) does not apply to Claims arising out of or based upon a Violation that occurs in reliance upon and in conformity with information furnished in writing to the Company by an Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3.3 hereof; and (ii) does not apply to amounts paid in settlement of any Claim if such settlement is made without the prior written consent of the Company, which consent will not be unreasonably withheld. This indemnity obligation will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Persons and will survive the transfer of the Registrable Securities by the Investors under Article IX of this Agreement.

      6.2 In connection with any Registration Statement in which an Investor is participating, each such Investor will indemnify and hold harmless, to the same extent and in the same manner set forth in Section
6.1 above, the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement and any of its directors and officers and any person who controls such stockholder within the meaning of the Securities Act or the Exchange Act (each an "Indemnified Person") against any Claim to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement. Subject to the restrictions set forth in Section 6.3, such Investor will promptly reimburse the Company and each such other Indemnified Person, any legal or other expenses (promptly as such expenses are incurred and due and payable) reasonably incurred by them in connection with investigating or defending any such Claim. However, the indemnity agreement contained in this Section 6.2 does not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent will not be unreasonably withheld, and no Investor will be liable under this Agreement (including this Section 6.2 and Article VII) for the amount of any Claim that exceeds the net proceeds actually received by such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. This indemnity will remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party and will survive the transfer of the Registrable Securities by the Investors under Article IX of this Agreement.

      6.3  Promptly after receipt by an Indemnified Person under this
Article VI of notice of the commencement of any action (including any governmental action), such Indemnified Person will, if a Claim in respect thereof is to be made against any indemnifying party under this Article VI, deliver to the indemnifying party a written notice of the commencement thereof. The indemnifying party may participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly given notice, assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties and the Indemnified Person. In that case, the indemnifying party will diligently pursue such defense. If, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between the Indemnified Person and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action including the Indemnified Person, and such Indemnified Person reasonably determines that there may be legal defenses available to such Indemnified Person that are different from or in addition to those available to the indemnifying party, then the Indemnified Person is entitled to assume such defense and may retain its own counsel, with the fees and expenses to be paid by the indemnifying party (subject to the restrictions on settlement under Section
6.1 or Section 6.2, as applicable). The Company will pay for only one separate legal counsel for the Investors collectively, and such legal counsel will be selected by the Investors holding a majority in interest of the Registrable Securities. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action does not relieve an indemnifying party of any liability to an Indemnified Person under this Article VI, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Article VI will be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable. Each Indemnified Person shall furnish such information regarding itself or the claim in question as an Indemnifying Person may reasonably request in writing and shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                                 ARTICLE VII
                                CONTRIBUTION

      To the extent that any indemnification provided for herein is prohibited or limited by law, the indemnifying party will make the maximum contribution with respect to any amounts for which it would otherwise be liable under Article VI to the fullest extent permitted by law. However,
(a) no contribution will be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Article VI, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (c) contribution

(together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities will be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

                                ARTICLE VIII
                           EXCHANGE ACT REPORTING

      In order to make available to the Investors the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration, the Company will:

            (a) File with the SEC in a timely manner, and make and keep available, all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein limits the Company's obligations under Section 4.3 of the Purchase Agreement) and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

            (b) Furnish to each Investor, so long as such Investor holds Convertible Notes, Warrants or Registrable Securities, promptly upon the Investor's request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed by the Company with the SEC and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

                                 ARTICLE IX
                      ASSIGNMENT OF REGISTRATION RIGHTS

      The rights of the Investors hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, will be automatically assigned by the Investors to transferees or assignees of all or any portion of the Convertible Notes, Warrants or Registrable Securities, but only if (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment,
(b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (c) after such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (e) such transfer is made in accordance with the applicable requirements of the Purchase Agreement or the Warrant, as the case may be, and (f) the transferee is an "accredited investor" as that term is defined in Rule 501 of Regulation D. Any transferee or assignee of an Investor under this Article IX shall be deemed an "Investor" for all purposes of this Agreement, and shall be entitled to all rights of, and subject to all obligations (including indemnification obligations) of, an Investor hereunder.

                                  ARTICLE X
                      AMENDMENT OF REGISTRATION RIGHTS

      This Agreement may be amended and the obligations hereunder may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and each Investor (but not including any Investor who is not affected by such amendment or waiver). Any amendment or waiver effected in accordance with this Article X is binding upon each Investor (and each future holder of all such Registrable Securities) and the Company. Notwithstanding the foregoing, no amendment or waiver will retroactively affect any Investor without its consent, or will prospectively adversely affect any Investor who no longer owns any Convertible Notes, Warrants or Registrable Securities without its consent. Neither Article VI nor Article VII hereof may be amended or waived in a manner adverse to an Investor without its consent.

                                 ARTICLE XI
                                MISCELLANEOUS

      11.1 Conflicting Instructions. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company will act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

      11.2 Notices. Any notices required or permitted to be given under the terms of this Agreement will be given and deemed received as set forth in the Purchase Agreement.

      11.3 Waiver. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, does not operate as a waiver thereof.

      11.4 Governing Law. This Agreement will be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts without regard to the principles of conflict of laws. The parties hereto hereby submit to the jurisdiction of the United States federal and state courts located in the Commonwealth of Massachusetts with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

      11.5 Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

      11.6 Entire Agreement. This Agreement, the Purchase Agreement and the Warrants (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This

Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

      11.7 Successors and Assigns. Subject to the requirements of Article IX hereof, this Agreement inures to the benefit of and is binding upon the successors and assigns of each of the parties hereto. Notwithstanding anything to the contrary herein, including, without limitation, Article IX, the rights of an Investor hereunder are assignable to and exercisable by a bona fide pledgee of the Registrable Securities in connection with an Investor's margin or brokerage accounts.

      11.8 Use of Pronouns. All pronouns refer to the masculine, feminine or neuter, singular or plural, as the context may require.

      11.9 Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

      11.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission, and facsimile signatures are binding on the parties hereto.

      11.11 Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      11.12 Consents. All consents and other determinations to be made by the Investors pursuant to this Agreement will be made by the Investors holding a majority in interest of the Registrable Securities, determined as if all Convertible Notes and all Warrants then outstanding had been converted into or exercised for Registrable Securities.

      11.13 No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

      11.14 No Third-Party Beneficiaries. Other than as specifically provided herein, this Agreement is intended to inure to the benefit of the parties hereto only, and no other party shall have any rights, express or implied, by reason of this Agreement.

      11.15 Saturdays, Sundays, Holidays, Etc. If the last or appointed day for the taking of any action required or permitted hereby shall be a Saturday, Sunday, a nationally recognized holiday, or a state holiday in the Commonwealth of Massachusetts, then such action may be taken on the next succeeding business day.

      11.16 Heartland Value Fund. The Company understands and acknowledges that Heartland Group, Inc. is entering into this Agreement solely on behalf of the Heartland Value Fund and that any claims that the Company may have against Heartland Group, Inc. under this

Agreement or otherwise in connection with the transactions contemplated hereby shall only be made against the assets of the Heartland Value Fund, provided, however, that the foregoing shall be of no force or effect in the event of the distribution of all of the assets of, or dissolution, winding up or other termination of, the Heartland Value Fund.

      11.17 Independent Nature of Investors' Obligations and Rights. The obligations of each Investor under any of the Securities Purchase Agreement, Convertible Note, Warrant or this Agreement (collectively, the "Transaction Documents") are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Investors with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Investors.



                          [signature pages follow]

IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Agreement to be duly executed as of the date first above written.


                                       COMPANY:

                                       PARLEX CORPORATION



                                       By: /s/ Peter J. Murphy
                                           --------------------------------
                                           Peter J. Murphy
                                           Chief Executive Officer & President



                     [Signatures continued on next page]

                                       INVESTOR:

                                       TATE CAPITAL PARTNERS FUND, LLC
                                         By Tate Capital Partners, LLC
                                         Its Managing Member
                                         By Tate Capital Management, LLC
                                         Its Managing Member



                                       By: /s/ Kurtis J. Winters
                                           --------------------------------
                                           Name: Kurtis J. Winters
                                           Its: Managing Member



ADDRESS:

      Tate Capital Partners Fund, LLC
      3600 Minnesota Drive, Suite 525
      Minneapolis, MN 55435



                     [Signatures continued on next page]

                                       INVESTOR:

                                       MIDSUMMER INVESTMENT, LTD.



                                       By: /s/ Michel A. Amsalem
                                           --------------------------------
                                           Name: Michel A. Amsalem
                                           Its: Director



ADDRESS:

      Midsummer Investment, Ltd.
      c/o Midsummer Capital, LLC
      485 Madison Avenue, 23rd Floor
      New York, NY 10022



                     [Signatures continued on next page]

                                       INVESTOR:

                                       ISLANDIA L.P.



                                       By: /s/ Richard O. Berner
                                           --------------------------------
                                           Name: Richard O. Berner
                                           Its: Partner



ADDRESS:

      Islandia L.P.
      c/o John Lang, Inc
      485 Madison Avenue, 23rd Floor
      New York, NY 10022



                     [Signatures continued on next page]

                                       INVESTOR:

                                       SF CAPITAL PARTNERS Ltd.



                                       By: /s/ Brian Davidson
                                           --------------------------------
                                           Name: Brian Davidson
                                           Its: Partner



ADDRESS:

      SF Capital Partners Ltd.
      c/o Staro Asset Management, LLC
      3600 South Lake Drive
      St. Francis, Wisconsin 53235

                     [Signatures continued on next page]

                                       INVESTOR:

                                       HEARTLAND GROUP, INC.
                                       (Solely on behalf of Heartland Value
                                        Fund)



                                       By: /s/ Paul T. Beste
                                           --------------------------------
                                           Name: Paul T. Beste
                                           Its: Vice President



ADDRESS:

      789 N. Water Street
      Milwaukee, WI 53202